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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            LOWE'S COMPANIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                                            April 11, 2000



TO LOWE'S SHAREHOLDERS:

   It is my pleasure to invite you to the 2000 Annual Meeting to be held at our Customer Support Center located at 1605 Curtis Bridge Road (at the intersection of U.S. 421 Business and 421 Bypass), Wilkesboro, North Carolina, on Friday, May 26, 2000 at 10:00 a.m. A map giving directions to the Customer Support Center is on the back of the Proxy Statement.

   The formal Notice of Annual Meeting and Proxy Statement are enclosed with this letter. There are several items of business, as described in detail in the Proxy Statement; so your vote or attendance is extremely important this year. I look forward to reporting on an outstanding 1999, and at the meeting I expect to report results of our first Fiscal Quarter of 2000.

                              Yours cordially,



                              Robert L. Tillman

                    PRELIMINARY COPY, SUBJECT TO COMPLETION
                             DATED MARCH 13, 2000

                             LOWE'S COMPANIES, INC.
                                 P.O. Box 1111
                          North Wilkesboro, NC  28656


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  May 26, 2000

     The Annual Meeting of Shareholders of Lowe's Companies, Inc. (the "Company") will be held at the Company's Customer Support Center, 1605 Curtis Bridge Road (at the intersection of U.S. 421 Business and 421 Bypass), Wilkesboro, North Carolina, on Friday, May 26, 2000 at 10:00 a.m. to consider and act upon the following proposals:

     1. To elect four Class II Directors to a term of three years. The Board of Directors recommends a vote "FOR" the election of the Director nominees proposed for election by the Board.

     2. To vote on an amendment to the Amended and Restated Articles of Incorporation to set the maximum number of Directors at 12. The Board of Directors recommends a vote "FOR" the amendment.

     3. To approve the Company's Discount Stock Purchase Plan (the "Plan"). The Board of Directors recommends a vote "FOR" the approval of the Plan.

     4. To vote on a shareholder proposal to implement an executive compensation program described as focusing on maximizing the Company's long-term wealth generating capacity. The Board of Directors recommends a vote "AGAINST" the executive compensation shareholder proposal.

     5. To vote on a shareholder proposal calling for an annual strategic plan report to shareholders. The Board of Directors recommends a vote "AGAINST" the strategic plan report shareholder proposal.

     6. To vote on a shareholder proposal calling for the election of the entire Board of Directors every third annual meeting of shareholders. The Board of Directors recommends a vote "AGAINST" the triennial election shareholder proposal.

     7. To transact such other business as may be properly brought before the Annual Meeting.

     Shareholders of record at the close of business on March 31, 2000, are entitled to notice of and to vote at the meeting. All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting in accordance with instructions, if any. If two or more proxies are submitted by the same shareholder, the proxy bearing the later date will revoke the prior proxy. Any proxy delivered before the meeting may be revoked by attending the meeting and voting in person.

You are cordially invited to attend and we look forward to seeing you at the meeting.

                                 By order of the Board of Directors,



                                 Stephen A. Hellrung
                                 Senior Vice President, General Counsel
                                 & Secretary

Wilkesboro, North Carolina
April _____, 2000

IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE DATE AND SIGN THE PROXY AND MAIL AT ONCE IN THE ENCLOSED ENVELOPE.

                             LOWE'S COMPANIES, INC.
                                 P. O. Box 1111
                     North Wilkesboro, North Carolina 28656
                                 (336) 658-4000
                                Proxy Statement
                                      for
                         Annual Meeting of Shareholders
                                  May 26, 2000

          This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Lowe's Companies, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders to be held at the Company's Customer Support Center, 1605 Curtis Bridge Road (at the intersection of US 421 Business and 421 Bypass), Wilkesboro, North Carolina, on Friday, May 26, 2000, at 10:00 a.m. It is anticipated that this Proxy Statement and the enclosed form of proxy will be sent to shareholders on April 11, 2000.

          Only shareholders of record at the close of business on March 31, 2000, are entitled to notice of and to vote at the meeting or any adjournment thereof. On March 31, 2000, there were ___________ shares of Common Stock of the Company outstanding and entitled to vote. Shareholders are entitled to one vote for each share held on all matters to come before the meeting.

          The shares represented by a proxy will be voted as directed unless the proxy is revoked. Any proxy may be revoked before it is exercised by filing with the Secretary of the Company an instrument revoking the proxy or a proxy bearing a later date. A proxy is revoked if the person who executed the proxy is present at the meeting and elects to vote in person.

          Abstentions and shares held of record by a broker or its nominee ("broker shares") that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker shares that are not voted on any matter at the meeting are not included in determining whether a quorum is present. The vote required on matters to be considered is disclosed under the caption for such matters. Votes that are withheld and broker shares that are not voted (commonly referred to as "broker non-votes") are not included in determining the number of votes cast in the election of Directors or on other matters.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

          There are currently 12 members of the Board of Directors, which is divided into three classes: Class I (four members), Class II (four members) and Class III (four members), with one class being elected each year for a three-year term. As recommended by the Governance Committee (acting as a nominating committee), the Board of Directors has reduced the size of the Board to ten effective at the 2000 Annual Meeting to reflect the retirement of Carol A. Farmer and Robert L. Strickland as Class II Directors.

Due to the nomination of two Class II Directors, whose terms expire at the 2000 Annual Meeting, and the realignment of Class I Director Kenneth D. Lewis and Class III Director ______________ as Class II Directors to make the three Board classes as nearly equal in size as possible, four nominees are standing for election as Class II Directors at the Annual Meeting. The four nominees, all of whom are currently Directors, are: Peter C. Browning, Kenneth D. Lewis, ____________, and Robert G. Schwartz. (Messrs. Lewis and ____________ were elected by the Board since the 1999 Annual Meeting.)

          If elected, each Class II nominee will serve three consecutive years with his term expiring in 2003 or until a successor is elected and qualified. The election of each nominee requires the affirmative vote of the holders of the plurality of the shares of Common Stock cast in the election of Directors. Unless authority to vote in the election of Directors is withheld, it is the intention of the persons named as Proxies to vote "FOR" the four nominees. If at the time of the meeting any of these nominees is unavailable for election as a Director for any reason, which is not expected to occur, the persons named as Proxies will vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

                    INFORMATION CONCERNING CLASS I NOMINEES

          The nominees for election for a three-year term as a Class II Director to serve until the 2003 Annual Meeting are Peter C. Browning, Kenneth D. Lewis, __________________________, and Robert G. Schwartz.


                                  Director       Business Experience, Directorships, and
Name and Age                      Since          Positions within the Last Five Years
------------                      --------       ---------------------------------------
Peter C. Browning, 58 ..........  1998           Chairman of Governance Committee and member of Compensation Committee and Executive
                                                 Committee of the Company. President and Chief Executive Officer, Sonoco Products
                                                 Company (Global Packaging Company) since 1998, having previously served as
                                                 President and Chief Operating Officer (1995-1998), and Executive Vice-President
                                                 (1993-1995) of Sonoco. Director of Sonoco since 1995. Other directorships: Nucor
                                                 Corporation and Wachovia Corporation.

Kenneth D. Lewis, 53 ...........  2000           Member of Audit Committee and Governance Committee of the Company. President and
                                                 Chief Operating Officer of Bank of America Corp. (previously NationsBank
                                                 Corporation) since 1999, having previously served as President (Jan. 1999 - Oct.
                                                 1999), President, Consumer and Commercial Banking (1998-1999) of that Company, and
                                                 President of NationsBank Corporation (1993-1998). Director of Bank of America Corp.
                                                 since _______________. Other directorships: Health Management Associates, Inc. and
                                                 E-Loan, Inc.



_____________________ ..........  2000           Member of Committee of the Company. Chairman of the Board and Chief Executive
                                                 Officer of ___________ since 1990. Director of __________ since 1988.

Robert G. Schwartz, 72 .........  1973           Member of Compensation Committee and Governance Committee of the Company. Director
                                                 of Metropolitan Life Insurance Company, New York, N.Y., since 1980, having previously served as Chairman of the Board (1983-1993), President and Chief
                                                 Executive Officer (1989-1993) of that company. (Mr. Schwartz retired in March
                                                 1993.) Other directorships: Potlatch Corporation, COMSAT Corporation, and
                                                 Consolidated Edison Company of New York, Inc.


                  INFORMATION CONCERNING CONTINUING DIRECTORS

     The remaining Directors whose terms expire after 2000 are:

Class III Directors, term expiring in 2001



                                  Director       Business Experience, Directorships, and
Name and Age                      Since          Positions within the Last Five Years
------------                      -----          ------------------------------------
Leonard L. Berry, Ph.D., 57.....  1998           Member of Audit Committee and Governance Committee of the Company. Distinguished
                                                 Professor of Marketing, Texas A&M University, since 1982. Other directorships:
                                                 CompUSA Inc. and Hastings Entertainment, Inc.

Paul Fulton, 65 ................  1996           Chairman of Compensation Committee and member of Executive Committee and Governance
                                                 Committee of the Company. Chairman and Chief Executive Officer, Bassett Furniture
                                                 Industries, since 1997 and Director since 1993. Dean, Kenan-Flagler Business
                                                 School, University of North Carolina, Chapel Hill, N.C., 1994-1997. Other
                                                 directorships: Sonoco Products Company, Bank of America Corp. (previously
                                                 NationsBank Corporation), The Cato Corporation, and Hudson Bay Company.

Robert L. Tillman, 56 ..........  1994           Chairman of the Board since January 1998, President and Chief Executive Officer since August 1996, having previously served as Senior Executive Vice President and
                                                 Chief Operating Officer (1994-July 1996) and Executive Vice President -
                                                 Merchandising (1991-1994). Chairman of Executive Committee of the Company.


Class I Directors, term expiring in 2002.

James F. Halpin, 49 ............  1998           Member of Audit Committee and Governance Committee of the Company. President and
                                                 Chief Executive Officer, CompUSA Inc. (Computer Superstores). Director of CompUSA
                                                 since 1993. Other directorships: Interphase Corporation and Marvel Enterprises,
                                                 Inc.

Richard K. Lochridge, 56 .......  1998           Chairman of Audit Committee and member of Executive Committee and Governance
                                                 Committee of the Company. President and Chief Executive Officer, Lochridge &
                                                 Company (General Management Consulting Firm), since 1986. Other directorships:
                                                 Hannaford Brothers Co., PetsMart, Inc., John H. Harland Company, and Dover
                                                 Corporation.

Claudine B. Malone, 63 .........  1995           Member of Audit Committee and Governance Committee of the Company. President and
                                                 Chief Executive Officer, Financial & Management Consulting, Inc., since 1984. Other directorships: Chairman, Federal Reserve Bank, Richmond, Va., since 1996 (Member since 1994); Dell Computer Corporation, Hannaford Brothers Co., Houghton Mifflin,
                                                 LaFarge Corporation, The Limited, Inc., Mallinckrodt Group Inc., SAIC-Science
                                                 Applications International Corporation, and Union Pacific Resources Corporation.


                  INFORMATION ABOUT THE BOARD OF DIRECTORS AND
                            COMMITTEES OF THE BOARD

          Classification of Directors. Each Lowe's Director is classified as an "Independent Director" or a "Management Director". A "Management Director" is a present or former employee who serves as a Director. An "Independent Director" is a Director within the scope of Securities and Exchange Commission rules defining "non-employee directors". Ms. Farmer and Ms. Malone and Messrs. Andres, Belk, Berry, Browning, Fulton, Halpin, Lewis, Lochridge ________, __________, and Schwartz are Independent Directors. Mr. Tillman is a Management Director.

          Compensation of Directors - Standard Arrangements. Mr. Tillman receives no Director or Committee compensation. Directors (other than Founding Directors) who are not employed by the Company are paid an annual retainer of $35,000 plus $5,000 annually for serving as a Committee Chairman and $1,000 per Board meeting or Committee meeting attended (with the maximum annual amount payable to any one Director being $60,000).

          Compensation of Directors - Other Arrangements. In 1989, shareholders approved the Lowe's Companies, Inc. 1989 Non-Employee Directors' Stock Option Plan. Under this Plan, eligible Directors were granted annually an immediately exercisable stock option to purchase 8,000 shares of Common Stock at the first Directors' Meeting following the Annual Meeting in 1989, 1990, 1991, 1992, and 1993. The option price was the shares' fair market value on the date of grant. In accordance with a formula set forth in the option agreement, the Company makes a federal income tax deposit on behalf of Directors who exercise options. Four hundred thousand shares of Common Stock were reserved under the Plan for the granting of options, and options covering 280,000 shares were granted. There are options for 48,000 shares still outstanding and exercisable. No options were granted under this Plan during Fiscal Year 1999, and no options will be granted under this Plan in the future. In 1994, the Board adopted the Lowe's Companies, Inc. Directors' Deferred Compensation Plan. This Plan allows each non-employee Director to defer receipt of all, but not less than all, of the annual retainer and meeting fees otherwise payable to the Director. Deferrals are credited to a bookkeeping account and account values are adjusted based on the investment measure selected by the Director. One investment measure adjusts the account based on the Wachovia Bank and Trust Company prime rate plus 1%. The other investment measure assumes that the deferrals are invested in the Company's Common Stock. A Director may allocate deferrals between the two investment measures in 25% multiples. Account balances are paid in cash following the termination of a Director's service.

          In 1999, shareholders approved the Lowe's Companies, Inc. Directors' Stock Option Plan. This Plan provides for each eligible Director to be awarded 2,000 shares of Company Common Stock at the first Directors' Meeting following the Annual Meeting (the "Award Date"). Two hundred fifty thousand shares of Common Stock are reserved under the plan, with 18,000 shares being reserved for options granted in Fiscal Year 1999. An option will become exercisable with respect to 666 of the shares of Common Stock subject to the option on May 15 of the first and second calendar years following the Award Date and with respect to the remaining 668 shares subject to the option on May 15 of the third calendar year following the option's Award Date. The options have a 7 year term. The exercise price is set based on the closing price of a share of common stock as reported on the New York Stock Exchange composite tape on the Award Date, which was $_____ as of May 28, 1999. Based on that option price, the aggregate fair market value of all the options was $_____. Options for 2,000 shares each were granted to Directors Berry, Browning, Farmer, Fulton, Halpin, Lochridge, Malone, Schwartz and Strickland.

          Board of Directors - During Fiscal Year 1999, the Board of Directors held five (5) meetings. The Board has four standing committees, which met the number of times set forth in parentheses: Executive (0), Audit (6), Compensation
(3) and Governance (3). All incumbent Directors attended at least 75% of the meetings of the Board and the Committees on which they served with the exception of Mr. Halpin, who attended 8 of 13 (61%) Board and Committee meetings held, and Ms. Malone, who attended 10 of 14 (71%) Board and Committee meetings held.

          Audit Committee - The Audit Committee has four members: Richard K. Lochridge (Chairman), Leonard L. Berry, James F. Halpin, and Claudine B. Malone. The Audit Committee meets with the internal auditing staff and representatives of the Company's independent accounting firm without senior management present, and with representatives of senior management. The Committee reviews the general scope of the Company's annual audit and the fee charged by the independent accountants, determines the duties and responsibilities of the internal auditors, reviews financial statements and the accounting principles being applied and reviews audit results and other matters relating to internal control and compliance with the Company's code of ethics. In addition, the Audit Committee recommends annually the engagement of the Company's independent accountants.

          Compensation Committee - The Compensation Committee has four members:
Paul Fulton (Chairman), Peter C. Browning, Carol A. Farmer and Robert G. Schwartz. This Committee reviews and sets the compensation of Directors who are employees of the Company; reviews the compensation of all other employees whose annual salary and bonus opportunities exceed $125,000; reviews and approves all annual bonus plans; reviews and approves all forms of compensation which exceed one year in duration, including employee stock option and deferred compensation awards; administers and interprets all provisions of all compensation, employee stock option, stock appreciation rights and other incentive plans; and approves awards pursuant to the terms of any employee stock option or stock appreciation rights plan.

          Executive Committee - The Executive Committee has four members: Robert
L. Tillman (Chairman), Peter C. Browning, Paul Fulton, and Richard K. Lochridge. The Executive Committee exercises all of the powers of the Board of Directors between meetings, except as otherwise limited by law.

          Governance Committee - The Governance Committee has nine members:
Peter C. Browning (Chairman), Leonard L. Berry, Peter C. Browning, Carol A. Farmer, Paul Fulton, James F. Halpin, Richard K. Lochridge, Claudine B. Malone and Robert G. Schwartz. This Committee's responsibilities include screening suggestions for new Board members and making recommendations to the full Board; conducting an annual performance evaluation of the Chief Executive Officer; and conducting an annual review of the performance of the full Board and structure of Board Committees. This Committee functions as a nominating committee by recommending nominees for election as Directors of the Company. The Committee considers nominees recommended by shareholders. Any such recommendation should be submitted in writing to the Secretary of the Company no later than 120 days prior to the date of mailing the proxy materials for each annual meeting (generally, not later than the end of November preceding the Annual Meeting). The recommendation should include information that will enable the Committee to evaluate the qualifications of the proposed nominee.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table shows the beneficial ownership as of April ____, 2000, except as noted, of Common Stock of each Director of the Company, each nominee for election as a Director of the Company, the Officers named in the Summary Compensation Table, each shareholder known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, and Directors and Executive Officers as a group:


Name or Number                                                                 Percent
of Persons in Group                                Number of Shares (1) (2)    of Class
-------------------                                ------------------------    --------
   Leonard L. Berry                                         5,250                  *
   Peter C. Browning                                        3,660                  *
   Carol A. Farmer                                          8,202                  *
   Paul Fulton                                             13,000                  *
   James F. Halpin                                         17,200                  *
   Kenneth D. Lewis                                           -0-                  *
   Richard K. Lochridge                                     6,000                  *
   Claudine B. Malone                                       6,000                  *
   [Director to be named at March Board meeting]            _____
   Dale C. Pond                                           176,687 (3)              *
   Robert G. Schwartz                                      87,000                  *
   Robert L. Strickland                                 1,806,761 (4)              *
   Larry D. Stone                                         332,477                  *
   Robert L. Tillman                                      879,433                  *
   William C. Warden, Jr.                                 255,492                  *
   Thomas E. Whiddon                                      213,242                  *
   Incumbent Directors, Director Nominees
     and Executive Officers as a Group
     (30 in total)                                      5,631,691 (5)        1.472



   Lowe's Companies Employee Stock
     Ownership Trust
     P.O. Box 1111
     North Wilkesboro, NC 28656                      _______  (5)        _____

   FMR Corp.
     82 Devonshire Street
     Boston, MA  02109                             39,868,945 (6)        10.428

   AXA Financial, Inc.
     1290 Avenue of the Americas
     New York, NY  10104                           23,538,804 (7)           6.2

_______________
* Less than 1%.
(1) Includes shares that may be acquired within 60 days under the Company's Stock Option Plans as follows: Mr. Pond 111,778 shares; Mr. Schwartz 18,000 shares; Mr. Stone 215,800 shares; Mr. Tillman 603,578 shares; Mr. Warden 171,378 shares; Mr. Whiddon 165,478 shares; Messers. Berry, Browning, Fulton, Halpin, Lochridge, Strickland, Ms. Farmer and Ms. Malone 2,000 shares each with aggregate shares for all Executive Officers and Directors as a group (30) being 2,074,357. Also includes Stock Awards (Performance Stock and Performance Accelerated Restricted Stock) that have been granted but not vested as follows: Mr. Pond 20,000 shares; Mr. Stone 31,000 shares; Mr. Strickland 15,000 shares; Mr. Tillman 72,500 shares; Mr. Warden 31,000 shares; Mr. Whiddon 30,000 shares; with aggregate shares for all Executive Officers and Directors as a group (30) being 429,100.
(2) Does not include phantom shares credited to the accounts of Executive Officers and Directors under the Company's Deferred Compensation Plans as follows: Mr. Browning 901 shares; Ms. Farmer 5,269; Mr. Fulton 917 shares; Mr. Tillman 27,032; Mr. Whiddon 30,009; with aggregate shares for all Executive Officers and Directors as a group (30) being 67,024.
(3)  Includes 470 shares of shared voting and investment power.
(4)  Includes 240,000 shares of shared voting and investment power.
(5) Shares allocated to participants' ESOP accounts are voted by the participants by giving voting instructions to State Street Bank (the "Trustee"). The ESOP's Management Committee directs the Trustee in the manner in which shares not allocated to participants' accounts are to be voted. The Management Committee has __ members, including Messrs. Stone, Tillman, Warden and Whiddon. At April 2, 2000, there were _______ unallocated shares.
(6) Shares held at February 14, 2000, according to Schedules 13G filed with the Securities and Exchange Commission.
(7) Shares held at December 31, 1999, according to Schedules 13G filed with the Securities and Exchange Commission.

       Based solely on its review of the forms required to be filed by Section 16(a) of the Securities Exchange Act of 1934 that have been received by the Company and written representations from certain reporting persons that no annual statements on Form 5 were required, the Company believes that all filing requirements under Section 16(a) applicable to its Officers, Directors and beneficial owners have been complied with.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table discloses compensation received by the Company's Chief Executive Officer and the four other most highly paid Executive Officers for the three Fiscal Years ended January 28, 2000:

                                                    SUMMARY COMPENSATION TABLE


                                                                                      Long-term Compensation
                                                                                ----------------------------------
                                                    Annual Compensation                 Awards          Payouts
                                            ----------------------------------------------------------------------------------------
                                 Fiscal                              Other      Restricted        Stock                  All
                                  Year                               Annual        Stock         Options     LTIP       Other
Name & Principal Position         Ended     Salary    Bonus       Compensation   Awards (1)     # shares   Payouts  Compensation (2)
------------------------------------------------------------------------------------------------------------------------------------
Robert L. Tillman                01/28/00  $850,000  $1,700,000   $406,711 (3)       0 shares         0     $0         $19,200
Chairman of the Board,
President and Chief              01/29/99   800,000   1,015,200    290,084           0 shares   200,000      0          19,200
Executive Officer
                                 01/30/98   675,000     311,175    157,173      60,000 shares   120,000      0          20,800
------------------------------------------------------------------------------------------------------------------------------------
Larry D. Stone                   01/28/00   500,000   1,000,000    221,984 (4)       0 shares         0      0          19,200
Executive Vice President and
Chief Operating Officer          01/29/99   434,616     507,600    133,135           0 shares   100,000      0          19,200

                                 01/30/98   340,000     156,740     63,674      25,000 shares    40,000      0          20,800
------------------------------------------------------------------------------------------------------------------------------------
William C. Warden, Jr.           01/28/00   400,000     800,000    173,890 (5)       0 shares         0      0          19,200
Executive Vice President,
Chief Administrative Officer     01/29/99   360,000     456,840    114,808           0 shares    57,800      0          19,200

                                 01/30/98   315,000     145,215     62,030      25,000 shares    40,000      0          20,800
------------------------------------------------------------------------------------------------------------------------------------
Thomas E. Whiddon                01/28/00   390,000     780,000    167,904 (6)       0 shares         0      0          19,200
Executive Vice President and
Chief Financial Officer          01/29/99   350,000     444,150    113,235           0 shares    56,200      0          19,200

                                 01/30/98   305,000     140,605     21,580      25,000 shares    40,000      0          20,800
------------------------------------------------------------------------------------------------------------------------------------

Dale C. Pond                     01/28/00   350,000     700,000    148,637 (7)       0 shares         0      0          19,200
Executive Vice President -
Merchandising/Marketing          01/29/99   300,000     380,700     89,940           0 shares    48,200      0          19,200

                                 01/30/98   262,500     121,013     43,479      20,000 shares    30,000      0          20,800
------------------------------------------------------------------------------------------------------------------------------------


Footnotes:
----------

(1) The amounts appearing in the Restricted Stock Awards column represent the value of restricted stock awards granted during Fiscal 1997 based upon the closing price for the Company's Common Stock on the date of grant. No Restricted Stock Awards were granted during Fiscal 1998 and 1999. As of January 28, 2000, the number and value (based on the closing price of $44.5625 for the Common Stock on such date) of shares of restricted stock held by the Named Executive Officers were as follows: Mr. Tillman 72,500 shares, $3,230,781; Mr. Stone 31,000 shares, $1,381,438; Mr. Warden 31,000 shares, $1,381,438; Mr. Whiddon
30,000 shares, $1,336,875; Mr. Pond 23,000 shares, $1,024,938. None of such shares will vest, in whole or in part in less than three years from the date of grant, except that such shares will vest as of the date of a change in control of the Company. Dividends are paid on shares of restricted stock at the same rate and times as on all other shares of Common Stock.

(2) Amounts shown are employer contributions to the Employee Stock Ownership
Plan.

(3) Amount shown is the total of a payment under the Company's Benefit Restoration Plan ($380,540), dividends on restricted stock shares awarded in grants effective January 31, 1995, 1996, 1997, and January 30, 1998 ($16,350),
taxable value of group term life insurance in excess of $50,000 ($2,617), and taxable value of personal use of corporate aircraft ($7,204).

(4) Amount shown is the total of a payment under the Company's Benefit Restoration Plan ($213,591), dividends on restricted stock shares awarded in grants effective January 31, 1995, 1996, 1997, and January 30, 1998 ($7,200),
taxable value of group term life insurance in excess of $50,000 ($665), and taxable value of personal use of corporate aircraft ($528).

(5) Amount shown is the total of a payment under the Company's Benefit Restoration Plan ($165,890), dividends on restricted stock shares awarded in grants effective January 31, 1995, 1996, 1997, and January 30, 1998 ($7,500),
and taxable value of group term life insurance in excess of $50,000 ($500).

(6) Amount shown is the total of a payment under the Company's Benefit Restoration Plan ($161,120), dividends on restricted stock shares awarded in grants effective January 31, 1996, 1997 and January 30, 1998 ($6,300), taxable value of group term insurance in excess of $50,000 ($484), and director fees paid by LF Corporation, a subsidiary of Lowe's Companies, Inc. ($5,000).

(7) Amount shown is the total of a payment under the Company's Benefit Restoration Plan ($142,040), dividends on restricted stock shares awarded in grants effective January 31, 1995, 1996, 1997 and January 30, 1998 ($5,700), and taxable value of group term life insurance in excess of $50,000 ($897).

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

  The following table provides information with respect to stock options and SARs granted to the named Executive Officers during Fiscal 1999:



                                             Individual Grants/1/                                     Potential Realizable Value
------------------------------------------------------------------------------------------------
                                                 % of Total                                             at Assumed Annual Rates
                                                Options/SARs                                                 of Stock Price
                                                 Granted to        Exercise or                              Appreciation for
                         Options / SARs         Employees in        Base Price      Expiration              Option/SAR Term
                                                                                                    --------------------------------
Name                         Granted             Fiscal Year           $/Sh            Date                 5%             10%
-----------------------  ---------------     -------------------  --------------  --------------         -------         -------
Robert L. Tillman            0 / 0                 0 / 0              N/A              N/A                  0               0
Larry D. Stone               0 / 0                 0 / 0              N/A              N/A                  0               0
William C. Warden, Jr.       0 / 0                 0 / 0              N/A              N/A                  0               0
Thomas E. Whiddon            0 / 0                 0 / 0              N/A              N/A                  0               0
Dale C. Pond                 0 / 0                 0 / 0              N/A              N/A                  0               0

-----------------------

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

The following table provides information concerning options exercised during 1999 and the unexercised options/SARs held by each of the named Executive Officers at January 28, 2000:

                                        AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                               AND FISCAL YEAR-END OPTION/SAR VALUES
                                                                                                         Value of Unexercised
                                                                     Number of Unexercised                    In-the-Money
                              Shares                                 Options/SARs at FY-End            Options/SARs at FY-End ($)
                           Acquired on          Value         -----------------------------------       ($44.5625 on 1/28/00)
Name                        Exercise (1)     Realized ($)        Exercisable        Unexercisable     Exercisable    Unexercisable
----                     ---------------     ------------     -----------------------------------    -----------------------------
Robert L. Tillman             0   Shares             0        403,867  Shares    176,133  Shares        8,117,713        894,788

Larry D. Stone                0   Shares             0        137,200  Shares     82,800  Shares        2,498,949        337,301

William C. Warden, Jr.        0   Shares             0        123,133  Shares     54,667  Shares        2,498,949        337,301

Thomas E. Whiddon         4,300   Shares       170,119        118,300  Shares     53,600  Shares        2,391,449        337,301

Dale C. Pond             20,000   Shares       677,500         72,526  Shares     45,674  Shares        1,359,588        267,600

-----------------------

(1) All shares acquired on exercise are stock options.  There are no currently outstanding stock appreciation rights (SAR) grants.


            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

    No awards were made under any long-term incentive plans for the Company during 1999.

                      REPORT OF THE COMPENSATION COMMITTEE

    This report by the Executive Compensation Committee is required by rules of the Securities and Exchange Commission. It is not to be deemed incorporated by reference by any general statement which incorporates by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and it is not to be otherwise deemed filed under either such Act.

    The Compensation Committee (the "Committee") of the Board of Directors comprises four Independent Directors and is responsible for administering the Company's Executive Compensation Program for all executives at a compensation level set by the Committee. In carrying out its responsibilities, the
Committee:

 . Articulates the Company's executive compensation philosophies and policies to executive management, participates in compensation program development, and has authority for approval of awards under the Company's plans and programs;

 . Monitors and approves on-going base salary and incentive compensation programs for executive management, including participation, performance goals and criteria, interpretation of provisions and determination of award payouts;

 . Reviews and approves base salary recommendations for Executive Officers of the Company; and

 . Initiates all compensation actions for the Chairman of the Board, President and Chief Executive Officer, subject to final Board approval.

    The Committee has retained a national consulting firm (which reports to the Committee) to be a source of on-going advice to both the Committee and management.

Executive Compensation Principles

    The Company's Executive Compensation Program has been designed to establish a strong link between the creation of shareholder value and the compensation earned by its senior executives. It is the intention of the Committee that all compensation paid under the Executive Compensation Program of the Company (other than incentive stock options) will be tax deductible to the Company in the year paid to the executive. The fundamental objectives of the Program are to:

 . Align executive compensation with the Company's mission, values and business strategies;

 . Attract, motivate, retain and reward the executives whose leadership and performance are critical to the Company's success in enhancing shareholder value; and

 . Provide compensation which is commensurate with the Company's performance and the contributions made by executives toward this performance.

    The Program is intended to provide compensation which is competitive with comparable companies in the retailing industry (with particular emphasis on specialty hardgoods retailers and major U.S. retailers) when the Company is meeting its targeted financial goals. At the same time, the Program seeks to provide above average compensation when the Company's targeted goals are exceeded, and below average compensation when targeted performance goals are not achieved.

    The Program provides for larger portions of total compensation to vary on the basis of Company performance for higher levels of executives (i.e., the most senior Executive Officers have more of their total compensation at risk on the basis of Company performance than do lower levels of executives). All Executive Officers participate in the same direct compensation programs as the other executives of the Company, with the only differences being the degree of compensation risk and the overall magnitude of the potential awards.

    The Committee believes that Executive Officers of the Company should be encouraged to own significant holdings of the Company's Common Stock to align their interests with those of the Company's shareholders. Through the operation of the Company's Employee Stock Ownership Plan, the Employee Savings and Investment Plan, the 1994 Incentive Plan, and the 1997 Incentive Plan, vehicles are provided to enable executives to acquire Company Stock, subject to regulatory limitations. The Committee has established informal ownership guidelines for Executive Officers and will take into account each executive's progress toward attaining those goals when considering future stock option or restricted stock awards.

Elements in the Executive Compensation Program

    The Company's Executive Compensation Program comprises the following elements:

Base Salary

    Salaries for Executive Officers are established on the basis of the qualifications and experience of the executive, the nature of the job responsibilities and salaries for competitive positions in the retailing industry.

    Executive Officers' base salaries are reviewed annually and are approved by the Committee. Salaries of Executive Officers are compared with those of comparable executive positions in the retailing industry throughout the United States. The Committee uses the median level of base salary as a guideline, in conjunction with the executive's performance and qualifications, for establishing salary levels.

1994 and 1997 Incentive Plans

    The 1994 and 1997 Incentive Plans, which were approved by shareholders in 1994 and 1997, respectively, are intended to attract, motivate, retain and reward the executives whose leadership and performance are critical to the Company's success in enhancing shareholder value. The Incentive Plans help to place further emphasis on executive ownership of Company Stock. The Incentive Plans are designed to assure the deductibility of executive compensation for federal and state income tax purposes.

    Short-Term Incentives. The Management Bonus Program is administered
    ---------------------
pursuant to the Incentive Plans. The Management Bonus Program provides bonus opportunities that can be earned upon the achievement by the Company of predetermined annual earnings growth objectives. No bonuses are paid if performance is below the threshold level of corporate profitability. If the financial goals are fully met, 100% of the stated bonus opportunity is earned. Bonuses equal to 200% of February 1, 1999 base salary were paid to the Chief Executive Officer and the four other most highly paid Executive Officers for the year ended January 28, 2000, because the Company's financial results substantially exceeded the predetermined annual earnings growth objectives.

    Long-Term Incentives.  The Incentive Plans authorize the grant of stock
    --------------------
options. The option price cannot be less than the market price of the Company's Common Stock on the date on which the option is granted. Consequently, stock options granted under the Incentive Plans measure performance and provide compensation solely on the basis of the appreciation in the price of the Company's Common Stock. During Fiscal Year 1999, the Committee approved a broad-based stock option grant to retail store managers and co-managers.
Options were also granted to certain key executives of Eagle Hardware and Garden, Inc., acquired in April, 1999. No option grants were made to the Chief Executive Officer nor to senior management during Fiscal Year 1999.

    Stock appreciation rights also may be granted under the Incentive Plans. These rights entitle the recipient to receive a payment based solely on the appreciation in the Company's Common Stock following the date of the award. Stock appreciation rights thus measure performance and provide compensation only if the price of the Company's Common Stock appreciates. No stock appreciation rights grants were made during Fiscal Year 1999, nor are any previous grants outstanding.

    The Incentive Plans also authorize awards of Company Common Stock. Shares of Performance Accelerated Restricted Stock (PARS) and Performance Stock Awards have been issued pursuant to this authorization. PARS awards are nontransferable and subject to forfeiture for a period of time (either five or seven years) except that earlier vesting is permitted if certain financial objectives are achieved. The 1997 and 1998 Performance Stock Awards to the Chairman of the Board, President and Chief Executive Officer and members of the Executive Staff provide that the shares will vest only if certain financial objectives are met during the three-year performance period following the award. The vesting of the grants identified in this paragraph is tied to a targeted achievement in return on assets. No PARS or Performance Stock Awards were issued during Fiscal Year 1999.

    The 1994 Incentive Plan and the 1997 Incentive Plan include a Deferral Program. The Deferral Program, available to executives with the title of Vice President or higher, permits deferral of receipt of certain stock incentives (vested performance stock awards and performance accelerated restricted stock and gain on non-qualified stock options), but not salary or bonus. The single exception to this provision is that the Deferral Program will accept the mandatory deferral of cash compensation to the extent that it would not be a tax deductible item for the Company under the Internal Revenue Code Section 162(m).

    The Deferral Program requires that the executive make a deferral election in the year prior to the year in which a stock option is exercised or the year a restricted stock grant vests. Deferred shares are cancelled upon the participant's election and tracked as phantom shares. During the deferral period, the participant's account is credited with amounts equal to the dividends paid on actual shares. Shares are reissued when distributable to the executive. Unless a participant elects otherwise, deferred benefits are generally payable beginning on the March 15 following the earlier of the executive's retirement or other termination of employment or his 65th birthday.

    The Deferral Program is unfunded. A deferred benefit under the Program is at all times a mere contractual obligation of the Company. A participant and his beneficiaries have no right, title, or interest in the benefits deferred under the Program or any claim against them.

Benefit Restoration Plan

    The Benefit Restoration Plan, adopted by the Company in May 1990 and amended and restated as of February 1, 1997, is intended to provide qualifying executives with benefits equivalent to those received by all other employees under the Company's basic qualified employee retirement plans. Qualifying executives are those executives who are selected by the Committee to participate in the Plan and whose annual additions and other benefits, as normally provided to all participants under those qualified plans, would be curtailed by the effect of Internal Revenue Code restrictions. The Benefit Restoration Plan benefits are determined annually. Participating executives may elect annually to defer benefits or to receive a current cash payment.

     In December 1999, Mr. Tillman was paid $130,000 in deferred Benefit Restoration Plan benefits, representing partial payment of benefits earned under the plan in a prior year, but mandatorily deferred due to tax deductibility limitations of IRC Section 162(m).

Other Compensation

    The Company's Executive Officers participate in the various qualified and non-qualified employee benefit plans sponsored by the Company. The Company makes only nominal use of perquisites in compensating its Executive Officers.

The CEO's Compensation in the Fiscal Year Ended January 28, 2000

    Effective January 22, 2000, the Committee increased Mr. Tillman's annual base salary from $850,000 to $935,000. The Committee made its decision based upon Mr. Tillman's leadership, the progress made by the Company in establishing and implementing its new retailing strategies, and the operating performance of the Company.

    The Committee authorized payment to Mr. Tillman of an annual bonus of $1,700,000 under the 1999 Management Bonus Program. The Committee determined Mr. Tillman's bonus solely on the basis of the Company's earnings performance versus the goals for such performance which the Committee established at the beginning of the year.

    No stock options or other stock incentives were granted to Mr. Tillman during Fiscal Year 1999.

    Mr. Tillman earned a Benefit Restoration Plan payment of $380,540 for the Fiscal Year ended January 28, 2000.

    The Committee believes that the payments and stock incentives described herein were necessary to maintain the competitiveness of Mr. Tillman's compensation package in comparison to those of other chief executive officers of similarly situated companies.

                                 *     *     *

    The Committee believes that the Company's Executive Compensation Program has been strongly linked to the Company's performance and the enhancement of shareholder value. The Committee intends to continually evaluate the Company's compensation philosophies and plans to ensure that they are appropriately configured to align the interests of executives and shareholders and to ensure that the Company can attract, motivate and retain talented management personnel.

                                 Paul Fulton, Chairman
                                 Peter C. Browning
                                 Carol A. Farmer
                                 Robert G. Schwartz


April __, 2000


                                   PROPOSAL 2

                           AMENDMENT OF THE COMPANY'S
                         AMENDED AND RESTATED ARTICLES
                          OF INCORPORATION TO SET THE
                       MAXIMUM NUMBER OF DIRECTORS AT 12

    At the Annual Meeting, shareholders will vote on a proposal to amend the first sentence of Article 9(a) of the Company's Amended and Restated Articles of Incorporation to reduce the maximum number of Directors from 15 to12. Approval of the Amendment requires the affirmative vote of a majority of the shares of Common Stock represented and voted at the Annual Meeting.

    On February 4, 2000, the Board of Directors approved the proposed amendment to Article 9(a) of the Amended and Restated Articles of Incorporation to bring the Company's Amended and Restated Articles of Incorporation in line with the general trend in corporate governance to have smaller boards and to more closely reflect the Company's general practice to have between 10 and 12 Directors at any given time. The number of Directors at the time of the Annual Meeting for previous years is as follows: 1995 - 10 Directors, 1996 - 11 Directors, 1997 - 12 Directors, 1998 - 13 Directors, and 1999 - 10 Directors.

    As proposed to be amended, the first sentence of Article 9(a) would read as follows:

        "The number of Directors shall be set forth within the Bylaws, but shall not exceed at any time twelve (12) members."

    The proposed Amendment to reduce the maximum number of Directors could, under certain circumstances, have an anti-takeover effect by making it more difficult for a hostile shareholder to increase the size of the Board to elect enough new Directors to obtain a majority of the Board. The Board, however, is not aware of any attempt or plans to take over control of the Company.


    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO SET THE MAXIMUM NUMBER OF DIRECTORS AT 12.

                                   PROPOSAL 3

                     APPROVAL OF THE LOWE'S COMPANIES, INC.
                        STOCK OPTIONS FOR EVERYONE PLAN

    The Board of Directors recommends that shareholders approve the Lowe's Companies, Inc. Employee Stock Purchase Plan - Stock Options for Everyone (the "Plan"), adopted by the Board on December 3, 1999, subject to the approval of the Company's shareholders. The Plan allows eligible employees to purchase stock in accordance with Section 423 of the Internal Revenue Code of 1986, as amended.


    The Board believes that the Plan will benefit the Company by (i) assisting it in recruiting and retaining the services of employees with ability and initiative, (ii) providing greater incentive for employees and (iii) associating the interests of employees with those of the Company and its shareholders through opportunities for increased stock ownership.

    The more significant features of the Plan are described below; however, the following description of the Plan is not intended to be complete and is qualified in its entirety by the complete text of the Plan. The Company will provide promptly, upon request and without charge, a copy of the full text of the Plan to each person to whom a copy of this proxy statement is delivered. Requests should be directed to Stephen A. Hellrung, Senior Vice President, General Counsel and Secretary, Lowe's Companies, Inc., P.O. Box 1111, North Wilkesboro, North Carolina 28656.

    The Plan must be approved by the holders of a majority of the shares of Common Stock represented at the Annual Meeting.

Administration

    The Compensation Committee of the Board of Directors will administer the Plan. The Compensation Committee will have complete authority to interpret the provisions of the Plan, to prescribe the forms that are used under the Plan, to adopt, amend and rescind rules and regulations pertaining to the administration of the Plan and to make all other determinations necessary or advisable for the administration of the Plan.

Eligibility

    Each full-time employee of the Company or any subsidiary is eligible to participate in the Plan as of the June or December following the date of his or her employment. Each other employee of the Company or any subsidiary is eligible to participate in the Plan as of the June or December following the date that he or she completes one year of employment. Directors who are employees of the Company or any subsidiary are eligible to participate in the Plan.

Enrollment

    Each eligible employee may elect to participate in the Plan during the applicable enrollment period. The enrollment period is the month of May for the June 1 Date of Grant and the month of November for the December 1 Date of Grant. An eligible employee who elects to participate in the Plan is referred to as a "Participant."

Terms and Conditions of Options

    Option Grants. Each individual who is a Participant on a Date of Grant will be granted an option as of that Date of Grant. As noted above, the term "Date of Grant" means each June and December 1 during the term of the Plan. The number of shares of Common Stock subject to such option will be determined by dividing the Option Price (as described below) into the balance credited to each Participant's account from payroll deductions as of the Date of Exercise next following the Date of Grant. The "Date of Exercise" means each November 30 next following the June 1 Date of Grant and each May 31 next following the December 1 Date of Grant. Notwithstanding the foregoing, no Participant will be granted an option as of any Date of Grant for more than a number of shares of Common Stock determined by dividing $12,500 by the fair market value of the Common Stock on the Date of Grant.

    Option Price. The purchase price per share for Common Stock purchased on the exercise of an option shall be the lesser of (i) eighty-five percent of the fair market value of the Common Stock on the applicable Date of Grant and (ii) eighty-five percent of the fair market value of the Common Stock on the applicable Date of Exercise.

    Exercise. Unless a Participant withdraws from the Plan, each option will be exercised automatically on each Date of Exercise for the number of whole shares of Common Stock that may be purchased at the option price for that option. The balance of any accumulated payroll deductions credited to the Participant's account will be held for the following option period unless the Participant withdraws from the Plan. Fractional shares will not be issued under the Plan.

    Payment. The purchase price for shares of Common Stock is accumulated by payroll deductions from the Participant's base compensation each payroll period and credited to the Participant's account under the Plan. The amount of the deduction is equal to a whole percentage of the Participant's base compensation which is at least one percent, but not greater than twenty percent, as specified by the Participant on an election form. The term "base compensation" means the Participant's biweekly base salary or, in the case of a Participant who is compensated on an hourly basis, the participant's hourly rate of pay multiplied by 80. A Participant may not alter the amount of payroll deduction on or after the applicable Date of Grant except in the case of a withdrawal from the Plan.

    Withdrawal. A Participant may discontinue his or her participation in the Plan at any time by giving written notice to that effect prior to the Date of Exercise. A Participant who elects to withdraw from the Plan will be paid the amount of payroll deductions accumulated in his account. A Participant who withdraws from the Plan may not resume participation in the Plan until a subsequent enrollment period.

    Transferability. Options granted under the Plan are nontransferable except by will or the laws of descent and distribution. No right or interest of a Participant in any option may be liable for, or subject to, any lien, obligation or liability of the Participant.

    Shareholder Rights. No Participant will, as a result of the grant of an option, have any rights as a shareholder until the applicable Date of Exercise.

Shares Subject to Plan

    Upon the exercise of an option, the Company may issue shares from its authorized but unissued Common Stock. The maximum aggregate number of shares of Common Stock that may be issued under the Plan is 5,000,000 shares.

    If an option is terminated for any reason other than its exercise, the number of shares of Common Stock allocated to the option may be reallocated to other options to be granted under the Plan.

    In the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations or (ii) engages in a transaction to which Section 424 of the Internal Revenue Code applies or (b) there occurs any other event which, in the judgment of the Committee necessitates such action, then the maximum number of shares as to which options may be granted under the Plan will be adjusted, and the terms of outstanding options will be adjusted, as the Committee determines to be equitably required.

Amendment and Termination

    No options may be granted under the Plan after December 1, 2009. The Board may, without further action by shareholders, terminate or suspend the Plan prior to that date. The Board also may amend the Plan except that no amendment that increases the number of shares of Common Stock that may be issued under the Plan (except as described above in the event of a recapitalization, etc.) or changes the class of individuals who may participate in the Plan will become effective until it is approved by shareholders.

Federal Income Tax Consequences

    The Company has been advised by counsel regarding the federal income tax consequences of the Plan. No income will be recognized by a Participant upon the grant or the exercise of an option. A Participant will recognize income if and when he or she disposes of the shares acquired under the option. If the disposition does not occur within two years after the grant of the option or within one year after the exercise of the option (the "option holding period"), the Participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of the sale or disposition over the option price or (ii) an amount equal to fifteen percent of the fair market value of the shares as of the applicable Date of Grant. Any additional gain will be treated as capital gain.

    If Common Stock acquired under an option is disposed of prior to the end of the option holding period, the Participant will recognize, as ordinary income, the difference between the fair market value of the Common Stock on the applicable Date of Exercise and the option price. Any gain in excess of that amount will be characterized as capital gain.

    The Company will not be entitled to a federal income tax deduction with respect to the grant or exercise of an option unless the Participant disposes of the Common Stock acquired thereunder prior to the expiration of the option holding period. In that event, the employer corporation (the Company or a subsidiary), generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the Participant.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PLAN.


                                   PROPOSAL 4

                        EXECUTIVE COMPENSATION PROPOSAL

    The National Shopmen Pension Fund, 1750 New York Avenue, N.W., Suite 701 Washington, D.C. 20006-5301, owner of approximately 7,000 shares of the Company's Common Stock, has informed the Company that it intends to present the following proposal at the Annual Meeting:

          "RESOLUTION: That the shareholders of Lowe's Companies, Inc. request that the Board of Directors of the Company in conjunction with its Compensation Committee design and implement an executive compensation program for senior management that will focus management on the need to maximize the Company's long-term wealth generating capacity. The executive compensation program should establish specific qualitative and quantitative measurements of senior management's success in leading the Company as it seeks to provide superior long-term performance for its shareholders and other important corporate constituents.

          "PROPONENT'S STATEMENT OF SUPPORT: The long-term success of the Company depends on the development and implementation of a strategic plan by the Board of Directors and its management team. The Company's strategic plan should include a comprehensive discussion of the Company's long-term strategy and policies and programs established and implemented to fulfill the strategy. The strategic plan should clearly reflect the numerous Company constituents, including shareholders, employees, customers, suppliers, and the community, that significantly influence the Company's long-term success.

          "The Company's executive compensation program must be a critical component of the Company's strategic plan for long-term success. It is imperative that the Company's executive compensation program creates the proper incentives that orient senior management to pursue and accomplish plan goals. Current executive compensation schemes often present the facade of a system of pay for performance. In reality, they lack appropriate performance benchmarks by which management's performance can be judged. Too often, peer or market level performance is rewarded with extraordinary compensation, which results in unearned transfer of wealth to senior management.

          "Senior management should be judged and compensated according to defined qualitative and quantitative criteria established by the Board in consultation with its Compensation Committee. The Board should articulate its view of the appropriate mix of cash, stock benefits and other perquisites that will motivate management to achieve superior long-term results. It should also outline what it considers to be the appropriate balance of short-term and long-term compensation that will allow the Company to attract and retain talented individuals.

          "Qualitative measures of the executive compensation program should reflect that the Company's long-term success depends on its ability to meet the needs of the full range of corporate constituents. Companies that accomplish this balancing prosper over the long-term, as do their shareholders. Appropriate qualitative measures may include such criteria as customer satisfaction indices, the level and breadth of employee stock ownership, injury incident rates, environmental performance measures, and other factors determined to be appropriate indicators of the Company's success in addressing its constituents' interests and needs.

          "The Board and its Compensation Committee should identify specific quantitative performance measures that incorporate a range of financial performance criteria. These financial performance benchmarks should be established at levels that promote and reward above average long-term Company performance. The financial performance measures utilized should be properly blended with the plan's qualitative measures to product an executive compensation regimen that provides clear incentives for senior management to pursue and accomplish the goals established in the Company's long-term strategic plan."

THE BOARD OF DIRECTORS RECOMMEND THAT SHAREHOLDERS VOTE "AGAINST" THE EXECUTIVE COMPENSATION FOR THE FOLLOWING REASONS:

     The Company has substantially implemented this proposal. The Company's Executive Compensation Program is administered by the Compensation Committee of the Board of Directors that is composed entirely of non-employee directors and that Committee has retained a national consulting firm to provide ongoing advice in the area of executive compensation. The Executive Compensation Program has been designed to establish a strong link between the creation of shareholder value and the compensation earned by its senior executives. The various components of the Executive Compensation Program are described in the Report of the

Compensation Committee on pages___ through_____ of this proxy statement. Among the fundamental objectives of the Company's Executive Compensation Program are to provide compensation, which is commensurate with the Company's performance and the contributions made by executives toward this performance. The Executive Compensation Program seeks to provide above average compensation when the Company's targeted goals are exceeded, and below average compensation when targeted performance goals are not achieved.

    The Company has implemented specific policies aimed at achieving such compensation objectives. For example, the most senior executive officers have more of their total compensation at risk on the basis of Company performance than do lower level executives. Furthermore, the Company's Management Bonus Program links bonus opportunities to the achievement by the Company of predetermined annual earnings growth objectives. No bonuses are paid if performance falls below a threshold level of corporate profitability. In addition, the Company grants to senior management equity compensation (e.g. stock options) the value of which is directly linked to Company performance.

    The Company is committed to linking its Executive Compensation Program to Company performance and the advancement of shareholder value and believes that is current approach most effectively advances this agenda. Moreover, the Company intends to continually evaluate its compensation philosophies and plans to ensure that they are appropriately configured to align the interests of the executives and shareholders and to ensure that the Company can attract, motivate and retain talented management personnel. Thus, the Company believes that adoption of the proposal would unnecessarily and counterproductively complicate an Executive Compensation Program that already links senior management remuneration to Company performance.

    ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS
PROPOSAL.


                                  PROPOSAL 5

                             STRATEGIC PLAN REPORT

    The Massachusetts Laborers' Pension Fund, 14 New England Executive Park, Suite 200, PO Box 4000, Burlington, MA 01803-0900, owner of approximately 2,000 shares of the Company's Common Stock, has informed the Company that it intends to present the following proposal at the Annual Meeting:

               "Resolution: The shareholders of Lowe's Companies, Inc. ("Company") urge that the Board of Directors and senior management prepare for shareholders an annual Strategic Plan Report ("SPR"). The Company's SPR should describe the Company's goals, the strategic initiatives designed to accomplish the stated goals, and the accompanying range of corporate policies and programs. In the SPR, the Board and senior management should detail the roles of the corporate constituents, such as shareholders, employees, customers, suppliers, and the community, that are integral to the achievement of the Company's long-term strategic goals. Further, the SPR should describe specific Company programs and policies designed to ensure the contribution of the important corporate constituents to the long-term success of the Company.

          "Proponent's Statement of Support: The long-term success of the Company is dependent upon the development and implementation of a strategic plan by the Board of Directors and its management team. Management creates and implements its corporate strategic plan under the oversight of the Board of Directors. Shareholder understanding of the Company's long-term strategic plan is critical in that this understanding can develop a supportive and patient source of capital for the Company. We do not believe that the Company's annual report and other communications to shareholders provide the information shareholders need to properly evaluate the Company's operating strategy.

          "The SPR should include a comprehensive discussion of the Company's long-term goals and the policies established and implemented to fulfill these goals. Policies and programs to be described should include growth strategies, research and development initiatives, expansion plans, workplace practices, community involvement initiatives, capital expenditure programs, and other pertinent aspects of Company operations.

          "An important component of the SPR would be Constituent Reports that outline the Company policies and practices related to the corporate constituencies critical to the long-term success of the Company.

          "Constituent Reports related to shareholders, employees, the communities where the Company operates, customers, and key suppliers should be included within the SPR. These Constituent Reports should detail the Board's views on the relative importance of each constituent group to the Company's long-term success and outline the policies and programs instituted in relation to each constituent group that are designed to contribute to the Company's long-term success.

          "Revealing information relating to aspects of the Company's operations, such as specific acquisition plans or the status of specific research and development projects, could put the Company at a competitive disadvantage. Thus, the Board must exercise its judgment as to the appropriate level of detail to provide on sensitive areas of corporate operations. However, confidentiality concerns should not impede the Board's ability to provide a comprehensive and insightful report designed to help shareholders better understand its vision for the Company.

          "The SPR would serve as the focal point for review, analysis and discussion at the Company's annual meeting of shareholders. It should be prepared at a reasonable expense and provided to shareholders that request it. It should also be posted on the Company's web site as a cost-effective means of communicating the Company's long-term strategic plan to shareholders and prospective investors."

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "AGAINST" THE STRATEGIC PLAN REPORT FOR THE FOLLOWING REASONS:

    The Company believes that adoption of this proposal would unduly interfere with its ordinary business operations and would place an unnecessary, costly burden on it without providing a commensurate benefit to the Company's shareholders. The Company already provides shareholders with comprehensive and detailed information about the Company in its public filings and press releases, which are readily accessible, including via the Internet at www.lowes.com. The Company believes that under the existing disclosure requirements, shareholders receive adequate information on which to evaluate the Company's performance and objectives and that there is no substantial shareholder interest to be served by imposing additional reporting requirements on the Company. Given the Company's already extensive dissemination of information, the Company does not believe that the preparation, printing, and distribution of an additional special report would benefit the Company or its shareholders.

    ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS
PROPOSAL.

                                   PROPOSAL 6

                          TRIENNIAL ELECTION PROPOSAL

    The Sheet Metal Worker's National Pension Fund, Edward F. Carlough Plaza, 601 North Fairfax Street, Suite 500, Alexandria, Virginia 22314-2075, owner of approximately 52,000 shares of the Company's Common Stock has informed the Company that it intends to present the following proposal at the Annual Meeting:

          "Resolution: The shareholders of Lowe's Companies, Inc. ("Company") hereby request that the Board of Directors take the necessary steps to develop a new Company election system that provides for the election of the entire slate of Company Board of Director nominees at every third annual meeting of shareholders. The proposed new election system should be developed in conformity with state law, stock listing requirements, and Company bylaws and articles, and should be presented for shareholder approval at the next annual meeting of shareholders.

          "Proponent's Statement of Support: The role of the Board of Directors and senior management is to develop and implement a long-term strategic plan that will maximize the long-term wealth generating capacity of the Company and ensure its success. In order to foster the proper environment for long-term strategic planning and action, terms of office of Board of Director members must be long enough to allow them to look beyond the upcoming quarter and focus on developing policies and programs that will ensure sustained corporate success.

          "Annual elections of either the full slate or a single class of directors - in conjunction with market pressures - often promote a short-term perspective that undermines the Company's capacity to produce sustained long-term wealth. A company focused on the short-term may fail to invest in new capital investment projects, innovation advancements, employee enrichment programs, and community involvement activities that are integral to the long-term success of the company. In the absence of a long-term strategic plan with clear goals and tactical imperatives, managements and directors often are forced to resort the pursuing short-term stock price targets to the detriment of the corporation and its owners.

          "Many shareholders consider the annual election of the entire slate of directors or a portion of the board as an important accountability measure. Providing the entire slate of directors three-year terms of office is not a step away from accountability. Rather, the longer director terms of office would establish a system in which the director elections are better aligned with the corporate goal of long-term success. The discipline of corporate elections would then be properly directed to rewarding good long-term corporate performance that best serves the interests of shareholders and the Company generally. Further, the accountability of the Board is promoted by requiring all the members of the Board to run as a team on a non-classified basis.

          "Shareholders will be challenged to monitor and understand the strategic initiatives of the Company and then exercise their rights in an appropriate fashion. Non-election year annual meetings would provide opportunities to review the strategic plan of the Company, assess accomplishments and shortcomings, and provide for shareholder input on strategic changes. Triennial elections would effectively serve as a referendum for shareholders on the Company's long-term strategic plan and the Board's effectiveness in overseeing and implementing the plan."

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "AGAINST" THE STRATEGIC PLAN REPORT FOR THE FOLLOWING REASONS:

    Since the Company is a North Carolina corporation, it is subject to the North Carolina corporate law. Under that law, the Company has a staggered Board of Directors consisting of three classes of Directors as nearly equal in number as possible. Each class of directors serves a three-year term, and each year the term of one of three classes expires, requiring the election of directors comprising such class. The Company believes that the composition of its Board of Directors and the director election procedures sets forth in the Company's governing documents comply with North Carolina law and promote the best interests of the Company's shareholders. The staggered board arrangement promotes stability and continuity of management by providing for three-year terms, while simultaneously fostering innovation and accountability through annual elections of one-third or more of the Board members. The Company believes that these important features of its staggered board arrangement maximize the ability of the Board of Directors to manager the Company in a manner which promotes the shareholders' interests. Furthermore, the Company believes that it cannot legally implement the triennial election proposal. The Company believes that to require the election of all directors once every three years would violate a fundamental component of North Carolina law requiring the annual election of some or all of a corporation's directors.

    ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS
PROPOSAL.

                               PERFORMANCE GRAPH

    The following graph compares the total returns (assuming reinvestment of dividends) of the Company's Common Stock, the S&P 500 Index and the S&P Retail Index. The graph assumes $100 invested on January 31, 1995, in the Company's Common Stock and each of the indices.


                    [STOCK PERFORMANCE GRAPH APPEARS HERE]


                    1/31/95   1/31/96   1/31/97   1/30/98   1/29/99   1/31/00
Lowe's                  100     84.69     90.14    137.59    317.35    242.86
S&P 500                 100    135.20    167.12    208.38    272.02   296.423
S&P Retail Index        100     92.53    110.03    167.16    274.42    299.81

Assumes reinvestment of dividends
Source:  Bloomberg Financial Services

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Upon the recommendation of the Audit Committee, the Board of Directors has reappointed Deloitte & Touche LLP as independent auditors to audit the consolidated financial statements of the Company and its subsidiaries for 2000. Deloitte & Touche LLP has served in such capacity continuously since 1982.

    Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, where they will have the opportunity to make a statement, if they desire to do so, and be available to respond to appropriate questions.

                                    GENERAL

    The cost of solicitations of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, by telephone, by telegraph or by certain employees of the Company. The Company may reimburse brokers or other persons holding stock in their names or in the names of nominees for their expense in sending proxy materials to principals and obtaining their proxies. The Company has engaged the proxy soliciting firm of D.
F. King & Co., Inc. to solicit proxies for the Annual Meeting at an anticipated cost of $__________________ (plus handling fees).

    The shares represented by a proxy will be voted as directed unless the proxy is revoked. Any proxy may be revoked before it is exercised by filing with the Secretary of the Company an instrument revoking the proxy or a proxy bearing a later date. A proxy is revoked if the person who executed the proxy is present at the meeting and elects to vote in person.

    Where a choice is specified with respect to any matter to come before the meeting, the shares represented by the proxy will be voted in accordance with such specifications.

    Where a choice is not so specified, the shares represented by the proxy will be voted "FOR" proposals 1, 2 and 3 and "AGAINST" Proposals 4, 5 and 6 as set forth in the Notice of Annual Meeting and Proxy Card.

    Management is not aware that any matters other than those specified herein will be presented for action at the meeting, but if any other matters do properly come before the meeting, the persons named as Proxies will vote upon such matters in accordance with their best judgment.

    In the election of Directors, a specification to withhold authority to vote for the slate of management nominees will not constitute an authorization to vote for any other nominee.


                             SHAREHOLDER PROPOSALS
                          FOR THE 2001 ANNUAL MEETING

    Proposals of shareholders intended to be presented at the 2000 Annual Meeting must be received by the Board of Directors for consideration for inclusion in the Proxy Statement and form of proxy relating to that meeting on or before December __, 2000.


                                 ANNUAL REPORT

    The Annual Report to shareholders accompanies this Proxy Statement. The Company's report to the Securities and Exchange Commission on Form 10-K for the Fiscal Year ended January 28, 2000, is available upon written request addressed to Lowe's Companies, Inc., Investor Relations Department, P. O. Box 1111, North Wilkesboro, NC 28656.

                                 By order of the Board of Directors,



                                 Stephen A. Hellrung
                                 Senior Vice President, General Counsel &
                                 Secretary

Wilkesboro, North Carolina

April __, 2000

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE
===============================================================================
                            LOWE'S COMPANIES, INC.
===============================================================================




CONTROL NUMBER:  [# of Shares]


  [Shareholder]
  [Address]
  [City, State, Zip Code]



                                              +------------------------------+
Please be sure to sign and date this Proxy.   | Date                         |
+----------------------------------------------------------------------------+
|                                                                            |
+----------------------------------------------------------------------------+
  Shareholder sign here                         Co-owner sign here


[ ] Mark box at left if an address change has been noted on the reverse side of this card.


1  Election of Directors.  Nominees:

CLASS II DIRECTORS                                For All   With-hold   For All
(Three-year Term 2000-2003)                       Nominees               Except
Peter C. Browning, Kenneth D. Lewis                 [ ]        [ ]        [ ]
Robert G. Schwartz

NOTE: If you do not wish your shares voted "FOR" a particular nominee, mark the "For All Except" box and strike a line through that nominee's name. Your shares will be voted for the remaining nominees.

                                                    For      Against     Abstain
2  Proposal to amend the Amended and Restated       [ ]        [ ]         [ ]
Articles of Incorporation to set the maximum number of Directors at 12.

                                                    For      Against     Abstain
3  Proposal to approve the Company's Discount       [ ]        [ ]         [ ]
Stock Purchase Plan.

                                                    For      Against     Abstain
4  Shareholder proposal to implement new            [ ]        [ ]         [ ]
Executive Compensation Plan.

                                                    For      Against     Abstain
5  Shareholder proposal calling for                 [ ]        [ ]         [ ]
strategic plan report.

                                                    For      Against     Abstain
6  Shareholder proposal calling for Triennial       [ ]        [ ]         [ ]
Election of all directors.

7 In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                             LOWE'S COMPANIES, INC
                  P. O. Box 1111, North Wilkesboro, NC  28656
          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints T. Carson Anderson, IV and Marshall A. Croom as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of Common Stock of Lowe's Companies, Inc. held of record by the undersigned on March 31, 2000, at the Annual Meeting of Shareholders to be held on May 26, 2000, or any adjournment thereof. The Board of Directors recommends a vote FOR Proposals 1, 2, and 3 and AGAINST Shareholder Proposals 4, 5, and 6.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3 and AGAINST Shareholder Proposals 4, 5, and 6.

+------------------------------------------------------------------------------+
| PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED |
| ENVELOPE.                                                                    |
+------------------------------------------------------------------------------+

+------------------------------------------------------------------------------+
| Please sign exactly as your name(s) appear(s) on the books of the Company. | | Joint owners should each sign personally. Trustees, custodians and other | | fiduciaries should indicate the capacity in which they sign, and where more |
| than one name appears, a majority must sign. If the shareholder is a         |
| corporation, the signature should be that of an authorized officer who should|
| indicate his or her title.                                                   |
+------------------------------------------------------------------------------+


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